Exhibit 5.6

Heussen
To:	De Entree 139-141
Yamana Gold Inc.	NL-1101 HE Amsterdam
200 Bay Street	The Netherlands
Suite 2200	Tel: +31-(0)20-312-2800
Toronto, Ontario	Fax: +31-(0)20-312-2801
Canada M5J 2J3	0

Paul, Weiss, Rifkind, Wharton & Garrison LLP
Suite 3100, 77 King Street West
P.O. Box 226
Toronto, Ontario
Canada M5K 1J3

Amsterdam, 6 October 2014

Our ref.: 2013-2537 / Yamana Argentina Holdings B.V. / 2014 Senior Notes Offering

Re: Yamana Argentina Holdings B.V. / legal opinion Exchange Offer

Dear Sirs,

We have acted as special counsel to Yamana Argentina Holdings B.V., a private company with limited liability, having its registered office in Amsterdam, the Netherlands (the “Company”) for the purpose of rendering an opinion on certain matters of Dutch law in connection with the registration by Yamana Gold, Inc. (the “Issuer”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the proposed offer to exchange (the “Exchange Offer”) the Issuer’s US$500,000,000 4.950% Senior Notes due 2024 (the “Original Notes”) for an equal aggregate principal amount of 4.950% Exchange Senior Notes due 2024 (the “Exchange Notes”). The Original Notes were issued and the Exchange Notes will be issued pursuant to the First Supplemental Indenture governed by the laws of the State of New York, made as of June 30, 2014 by and among the Issuer (as issuer), the Company and the other Guarantors set forth therein (as guarantors), Wilmington Trust, National Association (the “trustee”), a national banking association (as trustee) and Citibank, N.A. (the “securities administrator”), a national association (as paying agent, registrar and authenticating agent) (the “Supplemental Indenture”) supplementing the Indenture made as of June 30, 2014 by and among the Issuer, the trustee and the securities administrator (the “Indenture”).

in association with:

Heussen Rechtsanwaltsgesellschaft mbH and Heussen Italia Studio Legale e Tributario

AMSTERDAM • BERLIN • BRUSSELS • FRANKFURT • MILAN • MUNICH • NEW YORK • ROME • STUTTGART

Heussen is the trade name of Heussen BV, registered with the trade register of Amsterdam under number 34222303. Heussen BV is the sole contracting party with regard to services (to be) provided. All services (to be) provided and legal acts (to be) performed by Heussen BV are subject to its general terms and conditions which contain the applicability of Dutch law, the exclusive jurisdiction of the Amsterdam District Court and a limitation of liability. All liability is limited to the amount which in the particular case can be claimed and shall be paid under the professional liability insurance taken out by Heussen BV, increased with any applicable deductible to be borne by Heussen BV itself. Heussen BV’s terms and conditions are available upon first request and at www.heussen-law.nl.

For the purpose of rendering this opinion we have exclusively examined the following documents:

(1)                                               a pdf copy of the fully executed Supplemental Indenture;

(2)                                               a pdf copy of the fully executed Indenture;

(3)                                               a pdf copy of the fully executed Registration Rights Agreement, made as of June 30, 2014 by the Issuer, the Company and the other Guarantors set forth therein and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (as representatives of the Initial Purchasers, as defined therein) (the “Registration Rights Agreement”);

(4)                                               a pdf copy of a registration statement on Form F-10/F-4 as filed with the Securities and Exchange Commission on October 6, 2014 (the “Registration Statement”), including a prospectus, (the “Prospectus”) relating to the Exchange Notes;

(5)                                               a true copy of the deed of incorporation of the Company, dated 30 September 2011 (the “Deed of Incorporation”);

(6)                                               a pdf copy of the current articles of association as they stand since the last deed of amendment of the articles of association of the Company, dated 3 March 2014 (the “Articles”);

(7)                                               a pdf copy of the executed resolution of the sole shareholder of the Company, signed on
30 June 2014 inter alia approving that the Company enters into the Supplemental Indenture and the Registration Rights Agreement (the “Shareholder’s Resolution”);

(8)                                               a pdf copy of the executed resolution of the management board (het bestuur) of the Company, signed on 30 June 2014 to enter into the Supplemental Indenture and the Registration Rights Agreement (the “Board Resolution”);

(9)                                               an on-line excerpt of the registration of the Company at the Trade Registry of the Chamber of Commerce and Industry, dated 6 October 2014 (the “Excerpt”).

We have not examined any other documents than the documents listed above. We have not examined any attachments to any documents or any documents referred to in any documents, unless expressly stated otherwise. We have not made any inquiry concerning the Company other than expressly stated herein.

(a)                                               the authenticity of all documents or instruments submitted to us as originals;

(b)                                               the completeness and conformity to original documents submitted to us as faxed, scanned or photo static copies, and the authenticity of the originals of such copies;

(c)                                                the due execution by the parties thereto (other than the Company) of all documents submitted to and examined by us in draft, in the form of such drafts;

(d)                                               the genuineness of all seals on the documents and instruments submitted to us, and the signatures (including endorsements) of the natural persons purported to have signed the documents and instruments submitted to us, as well as the legal capacity (handelingsbekwaamheid) of natural persons having made such signatures;

(e)                                                that the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement have been duly executed and have been validly authorized by the parties thereto (other than the Company) and constitute valid, binding and enforceable obligations of all the parties, including the Company, under the laws to which the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement are expressed to be subject (other than Dutch law) and that the performance by the Company of its obligations under the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement is not illegal or ineffective under any jurisdiction (other than the Netherlands) that these obligations are to be performed under;

(f)                                                 that the Exchange Notes, when issued, will have been validly authorized by the parties thereto (other than the Company) and will constitute valid, binding and enforceable obligations of all the parties under the laws to which the Exchange Notes are expressed to be subject (other than Dutch law) and that the performance by the parties thereto of their obligations under the Exchange Notes will not be illegal or ineffective under any jurisdiction (other than the Netherlands) that these obligations are to be performed under;

(g)                                                the due compliance with all requirements, formalities and other matters relating to the Supplemental Indenture, the Registration Rights Agreement, the Registration Statement and the Exchange Notes, when issued, under any applicable law (other than Dutch law) and in any jurisdiction (other than the Netherlands) in which any obligation under the Supplemental Indenture, the Registration Rights Agreement, the Registration Statement and the Exchange Notes, when issued, are to be performed;

(h)                                               the validity under any applicable law (other than Dutch law) of the choice of the laws of the State of New York to govern the Supplemental Indenture, the Registration Rights Agreement and the Exchange Notes;

(i)                                                   that the Excerpt completely and accurately reflects the corporate status and position of the Company as at 6 October 2014, in all respects and that no changes as to the corporate status and position of the Company as stated in the Excerpt have occurred since 6 October  2014; although not constituting conclusive evidence thereof, this assumption is supported by information obtained by telephone today from the Trade Registry of the Chamber of Commerce and Industry of Amsterdam;

(j)                                                  that the Articles are the articles of association of the Company as in force at the date hereof; although not constituting conclusive evidence thereof, our assumption is supported by the contents of the Excerpt;

(k)                                               that the Shareholder’s Resolution and the Board Resolution have not been amended, revoked or declared void and that the statements made and confirmations given in the Shareholder’s Resolution and the Board Resolution are true, complete and correct as of the date of execution of the Shareholder’s Resolution and the Board Resolution and of the Supplemental Indenture and the Registration Rights Agreement and the date hereof;

(l)                                                   that any foreign law which may be applied under the The Hague Convention on the Law applicable to Agency of March 14, 1978 does not affect the authority contained in the Shareholders’ Resolution or the Board Resolution;

(m)                                           that the Company is not nor has been subject to any one or more of the insolvency winding-up proceedings listed in Annex A or Annex B to the EU Insolvency Council Regulation (EC) No. 1346/2000 of 29 May 2000 (as amended by Council Regulation from time to time) in any EU member state other than the Netherlands and has not passed a voluntary winding-up resolution and no petition has been presented or order made by a court for the bankruptcy (faillissement), dissolution (ontbinding) or moratorium of payment (surséance van betaling) of the Company; although not constituting conclusive evidence thereof, this assumption is supported by information obtained today from (i) the bankruptcy clerk’s office (Unit Faillissementen en schuldsaneringen) of the Court (rechtbank) of Amsterdam, (ii) the online central insolvency register (Centraal Insolventieregister), and (iii) the online EU Insolvency Register (Centraal Insolventie Register EU registraties), (ii) and (iii) maintained by the Council for the Administration of Justice (Raad voor de Rechtspraak);

(n)                                               that it is in the corporate interest of the Company to enter into the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement;

(o)                                               that none of the parties to the Supplemental Indenture, the Registration Rights Agreement, the Registration Statement and the Exchange Notes, when issued,  is subject to, controlled by or otherwise connected with a person, organization or country which is subject to United Nations, European Union or Dutch sanctions implemented or effective in the Netherlands under or pursuant to the Sanction Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet economische delicten), the General Customs Act (Algemene Douanewet) or Regulations of the European Union.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions as set forth herein, and subject to any factual matters not disclosed to us in the course of our examination referred to above, we are at the date hereof, of the following opinion:

(A)                                             the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid);

(B)                                             the Supplemental Indenture (a) has been properly executed by the Company, (b) constitutes legal, valid and binding obligations of the Company, and (c) is enforceable against the Company in accordance with its terms;

(C)                                             the Company has taken all necessary corporate action and has all corporate powers and authority to authorise the execution of the Supplemental Indenture, and to perform its obligations thereunder and to consummate the transactions contemplated therein;

(D)                                             the execution of the Supplemental Indenture and compliance by the Company with the provisions thereof will not (a) violate any laws of the Netherlands, or (b) violate, conflict with, or constitute a default under the organizational documents of the Company;

The opinions expressed above are subject to the following qualifications:

(i)                                                   The enforcement of the rights and remedies set forth in the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer (actio pauliana) or other laws affecting the enforcement of creditor’s rights generally. The courts in the Netherlands may not always grant specific performance, whereas direct enforceability (reële executie) is normally only available in respect of obligations regarding the making of payments.

(ii)                                                All powers of attorney, including powers of attorney expressed to be irrevocable, terminate by operation of law upon the bankruptcy of the person issuing the power of attorney (the “Principal”). Powers of attorney that are expressed to be irrevocable are not capable of being revoked insofar as they extend to the performance of legal acts (rechtshandelingen) that are in the interest of either the attorney appointed by such power of attorney or a third party. However, such powers of attorney terminate by operation of law upon the bankruptcy of the Principal or, unless provided otherwise in such power of attorney, upon the death of, the commencement of legal guardianship over (onder curatelestelling) or the bankruptcy of the attorney or by notice of termination given by the attorney. To the extent that the appointment of a process agent by the Company would be deemed to constitute a power of attorney granted by the Company, this qualification would apply.

(iii)                                             In the event of a company’s moratorium of payment, that company’s assets will not be legally bound by any legal act performed by that company or by an attorney acting on that company’s behalf, unless the administrator (bewindvoerder) has given his co-operation or unless and to the extent that that company’s assets have gained a benefit as a result of such legal act. The same applies accordingly in case of bankruptcy of a company, provided that the receiver in a bankruptcy (curator) will be solely authorized to incur obligations on behalf of that company as of the bankruptcy date.

(iv)                                            Service of process for any proceedings before the courts of the Netherlands must be performed in accordance with Dutch laws of civil procedure. A party to legal proceedings in the Netherlands may need to choose domicile in the municipality where the relevant court is established in order to be permitted to proceedings before the courts of the Netherlands.

(v)                                               Save as set out herein, nothing is to be taken to express an opinion in respect of any statement, representation or warranty made or given by or in respect of the Company in the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement.

(vi)                                            The concept of delivery of a document in order to render a document valid, legally binding and enforceable is not known or required under Dutch law.

(vii)                                         The concept of a seal to be affixed to a document in order to make such document binding on a Company is not known or required under Dutch law; the mere signing of the agreement by an authorized person will suffice in this respect.

(viii)                                      The submission by the Company to foreign courts is subject to Council Regulation (EC) No. 44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters. The submission does not preclude that claims for provisional measures in summary proceedings and requests to levy pre-trial attachments (conservatoire beslagen) are brought before the competent courts of the Netherlands. The courts of the Netherlands may stay or refer proceedings if concurrent proceedings are brought elsewhere.

(ix)                                            The choice of a foreign law as the law governing an agreement will generally be recognized and applied by the courts of the Netherlands, provided, however, that the Netherlands’ courts may give effect to the mandatory rules of the laws of any country, including the Netherlands, with which the case in question has a close connection if and to the extent that pursuant to the laws of the latter country such mandatory rules must be applied, regardless of the law governing the agreement. When determining whether such mandatory rules must be applied the nature and intent of such rules are taken into account as well as the consequences that might ensue from the application or non-application of such rules. The law that otherwise would govern the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement need not be applied by the courts of the Netherlands if it is obvious that the application thereof could not be reconciled with the public policy of the Netherlands, although we are not aware of any public policy grounds that would be contravened by the enforcement of New York law under the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement.

We express no opinion as to any law or regulation other than the laws of the Netherlands as they are currently in force, and as generally interpreted and applied by the Dutch courts as at the date of this opinion, as appearing from published case law. We do not express any opinion with respect to any international law, including but not limited to the rules promulgated under or by any bi- or multilateral treaty or treaty organisation, unless duly implemented in the laws of the Netherlands, or to any Dutch tax or anti-trust law. This opinion is related to Dutch law as it stands now and we do not assume any obligation to notify or inform you of any development subsequent to the date hereof that might render its contents untrue or inaccurate in whole or in part at such time.

This opinion is construed, shall be governed by and have effect only in accordance with the laws of the Netherlands. Further, the courts of Amsterdam, the Netherlands, shall have exclusive authority to rule upon any dispute relating to this opinion as far as this dispute may involve Heussen.

In this opinion legal concepts are described in English terms and not by their original terms as described in the relevant national language. The concepts concerned may not be exactly similar to the concepts described by the same English terms as they exist under the laws of other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission.

Sincerely yours,
Heussen B.V.

/s/ Tim B. Schreuders	/s/ Martijn B. Koot

Tim B. Schreuders	Martijn B. Koot
(advocaat)	(advocaat)